Investor Presentation
Regarding SCI’s Acquisition of Stewart Enterprises, Inc.
May 29, 2013
NYSE: SCI       North America’s largest provider of
funeral, cemetery & cremation services

Forward-Looking Statements
Information set forth in this release contains
forward-looking statements, which involve
a number of risks and uncertainties.
Readers are cautioned that any forward-looking
information is not a guarantee of future performance
and that actual results could differ materially from those
contained in the forward-looking information.
Such forward-looking statements include,
but are not limited to, statements about the benefits
of the business combination transaction involving
SCI and Stewart Enterprises, including future financial
and operating results, the combined company's plans,
objectives, synergies, expectations and intentions
and other statements that are not historical facts.
The following factors, among others, could cause actual
results to differ from those  set forth in the
forward-looking statements: the ability to obtain
regulatory approvals of the transaction on the
proposed terms and schedule; the failure of
Stewart Enterprises’ shareholders to approve the
transaction; the risk that the businesses will not be
integrated successfully; the risk that the cost savings
and any other synergies from the
transaction may not be fully realized or may take longer to
realize than expected; disruption from the transaction
making it more difficult to maintain relationships with
customers, employees or suppliers.
Additional factors that may affect future results
are contained in SCI's filings with the SEC, which
are available at www.sci-corp.com.
SCI disclaims any obligation to update and
revise statements contained in these materials
based on new information or otherwise.

Transaction overview
On May 29, 2013, SCI announced a definitive
agreement to acquire all of the outstanding shares
of Class A and Class B common stock
of Stewart Enterprises for $13.25 in cash
Acquisition valued at $1.2 billion,
or approximately $1.4 billion
inclusive of cash and debt acquired
Transaction subject to customary closing conditions,
which include the approval of Stewart’s
shareholders and the expiration of the waiting period
under the Hart-Scott-Rodino Antitrust Act
Frank Stewart and certain of his affiliates have entered into a voting agreement to support the transaction
Acquisition not anticipated to close until end of year 2013 or early 2014
No expected impact to normalized financial outlook for 2013;
any costs incurred as a result of the transaction will be
considered one-time and removed from normalized earnings per share and adjusted cash flow from operations

Strategic rationale
Complementary geographic fit in a highly fragmented industry and established platform in attractive metropolitan markets
Further promotes our operational and preneed sales
initiatives at a time where we believe the Baby Boomer
impact is beginning to take effect
Stewart has leadership positions in many of their markets;
strong local scale with significant volume
through each location further leverages back-office
costs
Compelling and opportunistic use of
capital to accelerate long-term strategies and
enhance shareholder value
Immediately accretive
to adjusted cash flow from operations and
normalized earnings per share, excluding
one-time implementation and closing costs
Compelling return on investment that meaningfully
exceeds our weighted average cost of capital
Attractive and tangible synergies
Favorable financing opportunities

Significant synergies
We expect to realize approximately $60 million
in annual cost savings from the combined
company within 24 months after close
Synergy opportunities are significant
Reduced back-office systems and infrastructure costs
Elimination of duplicative public company
and management structure costs
Improved purchasing power through greater scale
$60 million synergies represent 11.4% of Stewart’s revenues
To achieve these synergies, we expect to incur
one-time cash costs of approximately $30 million
spread over a 2 year period
We have a proven track record of successfully
integrating large acquisitions and delivering on
or exceeding our expected synergies

A look at the combined company
SCI LTM 3/31/13 Stewart LTM 1/31/13
Pro forma Combined Company
Estimated Synergies
Post Synergy Pro forma Combined Company
Revenues (in millions)  $2,460.4        $526.9  $2,987.3
Operating Income (in millions)  $428.4  $87.4   $515.8
Operating Margin        17.4%   16.6%   17.3%
Adjusted EBITDA (in millions)   $644.5  $115.5  $760.0  $60  $820
Preneed Backlog (in billions)   $7.5    $1.8    $9.3
Number of Funeral Homes 1,437   216     1,653
Number of Cemeteries    374     141     515
Total Operating locations       1,811   515     2,168
Total Combination Operations
(included in above)     213     69      282
Employees (at fiscal year end 2012)     20,567  4,800   25,367
Note – Pro forma Combined Company subject to reduction due
to divestitures required by regulatory agencies.
Adjusted EBITDA and Operating Margin are non-GAAP
financial measures.  Please see slides 11-12 for a
reconciliation of Adjusted EBITDA to the appropriate GAAP
measure and for other disclosures.  The pro forma combined
information does not include the impact of any divestitures
which may be required in order to consummate the
transaction.

STEWART LTM ADJUSTED EBITDA     PURCHASE PRICE
($ millions)    ($ millions)

Adjusted EBITDA $115.5  Cost of Equity  $1,166
Pro forma synergies     60.0
Net debt        227
Adjusted pro forma EBITDA       $175.5
Enterprise Value        $1,393
MULTIPLES
Pre-synergy multiple    12.1x
Post-synergy multiple   7.9x
Current SCI trading multiple    8.6x
Adjusted EBITDA is a non-GAAP financial measure.  Please
see slides 11-12 for a reconciliation to the appropriate
GAAP measure and for other disclosures. Adjusted pro forma
EBITDA does not include the impact of any divestitures
which may be required in order to consummate the
transaction.

Funding for the transaction
Commitment currently in place from JPMorgan Chase Bank,
N.A. to finance the acquisition
We expect to use cash on hand from both companies at closing
Optimal structure of permanent financing to be determined
prior to the close of the transaction, but will likely involve a mix of long-term permanent debt and shorter term pre-payable debt
We believe the strong cash flow and balance sheet of
the combined company will support continued investment
in growth initiatives as well as facilitate deleveraging post-close
We expect to maintain a balanced approach of
investing in our business and returning capital to
shareholders while also supporting a
prudent capital structure
We anticipate the continuation of our
regular quarterly cash dividends

Transaction summary
Expands unparalleled presence in the highly
fragmented North America funeral and cemetery industry
Complementary businesses with leadership positions
Enhanced opportunities for operational and
preneed sales initiatives in metropolitan markets
at a time where we believe Baby Boomer impact
is beginning to take effect
Proven track record of successfully integrating large acquisitions and delivering on synergy commitments
Immediately accretive to adjusted operating cash
flow and normalized earnings per share
Compelling return on investment that meaningfully
exceeds weighted average cost of capital
Attractive and tangible synergies

Additional information
Additional Information About This Transaction
In connection with the proposed transaction,
Stewart Enterprises will file a proxy statement with
the SEC. INVESTORS ARE URGED TO READ THE
PROXY STATEMENT WHEN IT BECOMES
AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.
You will be able to obtain the proxy statement,
as well as other filings containing information
about Stewart Enterprises and SCI,
free of charge, at the website maintained by the SEC
at www.sec.gov.
Copies of the proxy statement and other filings made
by Stewart Enterprises with the SEC can be obtained,
free of charge, by directing a request to
Stewart Enterprises, Inc., 1333 South Clearview

Parkway, Jefferson, Louisiana 70121,
Attention: Corporate Secretary.
Filings made by SCI with the SEC can also be obtained,
free of charge, by directing a request to Service
Corporation International, 1929 Allen Parkway,
Houston, Texas 77019, Attention: Corporate Secretary.
For more information about Service
Corporation International, please visit our website
at www.sci-corp.com. For more information
about Dignity Memorial(R),
please visit www.dignitymemorial.com.
Participants In The Solicitation
The directors and executive officers of Stewart Enterprises, Inc.
and SCI and other persons may be deemed to be
participants in the solicitation of proxies in respect
of the proposed transaction.
Information regarding Stewart Enterprises’ directors
and executive officers is available in its annual
proxy statement filed with the SEC on February 22, 2013.
Information regarding SCI's directors and executive officers is available in its annual proxy statement filed with the
SEC on March 28, 2013.
Other information regarding the participants in
the proxy solicitation and a description of their
direct and indirect interests, by security
holdings or otherwise, will be contained in
the proxy statement and other relevant materials
to be filed with the SEC when they become available.
Investors should read the proxy statement carefully when
it becomes available before making any voting
or investment decisions.

EBITDA & Adjusted EBITDA
We use EBITDA as an underlying operational
performance measure of the continuing operations
of the business and to have a basis to compare underlying
operating results to prior and future periods
To calculate EBITDA, we make adjustments to
net income (a GAAP measure) to remove provision
for income taxes, interest expense and depreciation
and amortization expense
Adjusted EBITDA is a financial measure calculated
in accordance with our credit agreement, and
represents EBITDA further adjusted to reflect the impact of
Gains or losses on the early extinguishment of debt
Gains or losses on divestitures and impairment charges, net
Non-cash stock compensation expenses
Other operating income, net
Acquisitions and dispositions
Other non-recurring expenses
We believe that EBITDA and Adjusted EBITDA
provide investors and our lenders with additional
information to measure our financial performance
and evaluate our ability to service our debt
Our calculations of EBITDA and Adjusted EBITDA
are non-GAAP measures and are not necessarily comparable
to other similarly titled measures of other companies.
In addition, EBITDA and Adjusted EBITDA do not
include interest expense and the replacement costs of
assets, both of which can impact our ability
to generate profits and cash flows

EBITDA & Adjusted EBITDA reconciliation
(in millions)   SCI LTM at March 31, 2013       STEWART LTM

at January 31, 2013
        2012    Q1 12   Q1 13   LTM     2012    Q1 12   Q1 13   LTM
Net income   $152.5  $48.0   $57.6   $162.1  $35.9   $8.6    $15.5   $42.8
Provision for income taxes      91.5    23.1    35.3    103.7   18.7    4.6
5.2     19.3
Interest expense     135.0  33.6  32.8  134.2   23.4    5.9     5.9     23.4
Depreciation & amortization     189.1   45.3    45.2    189.0   26.4    6.6
6.5     26.3
EBITDA  $568.1  $150.0  $170.9  $589.0  $104.4  $25.7   $33.1   $111.8
Loss on early
extinguishment of debt    22.7  -   -  22.7  -    -    -   -
Non-cash stock compensation expenses    11.0    2.6     2.8     11.2    3.4
1.1     1.0     3.3
Acquisition, restructuring & system transition costs    9.1     -
2.3     11.4    3.8     -       0.2     4.0
(Gain) Loss on divestitures     1.5     0.5     1.0     2.0     (0.4)   (0.3)
(0.7)   (0.8)
Other   5.4     (1.2)   1.6     8.2     (1.9)   (0.2)   (1.1)   (2.8)
Adjusted EBITDA $617.8  $151.9  $178.6  $644.5  $109.3  $26.3
$32.5   $115.5